SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): December 16, 2019

Chun Can Capital Group.
(Exact name of registrant as specified in its charter)

Nevada	333-100046	52-2360156
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Costa Rica Street
Yesiana, Alma Rosa 1
Santo Domingo Este 11506
(Address of principal executive offices)

(809)-249-7769
(Registrant's Telephone Number)

 Cintel Corp.
1101 Marycrest Road, Suite #B
Henderson, NV 89074
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 16, 2019, Board of Directors of the Company removed Kim & Lee Corporation, Chartered Accountants of Los Angeles, California ("Kim & Lee Corporation") as the Company's independent registered public accounting firm since they are not an PCAOB auditing firm since they handle no public companies in the United States..

Concurrent with this action, Board of Directors of the Company ratified and approved the appointment of Boyle CPA, LLC ("Boyle") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 to date and its engagement agreement dated December 16, 2019. Boyle is located at P.O. Box 726. Red Bank, New Jersey 07701.

The Company's financial statements for the fiscal years ended December 31, 2010 were audited by Kim & Lee Corporation which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and through December 16, 2019, (a) there were no disagreements with Kim & Lee Corporation on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kim & Lee Corporation, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

During the Company's previous fiscal years ended December 31, 2009 through December 16, 2019, neither the Company nor anyone on the Company's behalf consulted with Kim & Lee Corporation regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Kim & Lee Corporation respond fully to all inquiries of Boyle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chun Can Capital Group.

Date:	December 16, 2019	By:	/s/Clara I Gomez
		Name:	Clara I Gomez
		Title:	Chief Executive Officer